                                             Exhibit 24

                  POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of

Edward Stead, Marilyn Post and Frank Day, signing singly, the undersigned's true and lawful attorneys-in-fact to execute

and file for and on behalf of the undersigned, any reports

on Forms 3, 4, and 5 (including any amendments thereto)

with respect to ownership of securities of Blockbuster Inc.

(the "Company") that the undersigned may be required to

file in accordance with Section 16(a) of the Securities

Exchange Act of 1934 and the rules thereunder.

The undersigned acknowledges that the foregoing attorneys-

in-fact, in serving in such capacity at the request of the

undersigned, are not assuming, nor is the Company assuming,

any of the undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3,

4 and 5 with respect to the undersigned's holdings of and

transactions in securities issued by the Company, unless

earlier revoked by the undersigned in a signed writing

delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 8th day of December, 2004.

                          /s/ GARY J. FERNANDES

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                                  Signature